OMB APPROVAL
OMB NUMBER: 3235-0056 Expires: October 31, 2005 Estimated average burden hours per response . . . 3.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NORTH PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	20-1882440
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

216 Adams Avenue, Scranton, Pennsylvania	18503
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:         None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:         333-121121         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.10 per Share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading “Description of North Penn Bancorp Capital Stock,” filed on December 10, 2004 as part of the Registrant’s Registration Statement on Form SB-2, No. 333-121121, as amended.

Item 2. Exhibits.

1.      Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

(a)    Articles of Incorporation of North Penn Bancorp, Inc.

Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2, No. 333-121121, filed on December 10, 2004, as amended.

(b)    Bylaws of North Penn Bancorp, Inc.

Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2, No. 333-121121, filed on December 10, 2004, as amended.

(c)    Plan of Reorganization and Minority Stock Issuance of North Penn Bank

Incorporated by reference to Exhibit 2 to Registrant’s Registration Statement on Form SB-2, No. 333-121121, filed on December 10, 2004, as amended.

2.      A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4 to Registrant’s Registration Statement on Form SB-2, No. 333-12112, filed on December 10, 2004, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTH PENN BANCORP, INC.
(Registrant)

Date:	March 31, 2005

By:	/s/ Frederick L. Hickman
Frederick L. Hickman President and Chief Executive Officer